Exhibit 99.01

MERGER AGREEMENT

            THIS MERGER AGREEMENT (the “Agreement”) is made and entered into as of the 29th day of September, 2006, by and between the following:

            PeriNet Technologies, LLC, a Pennsylvania limited liability company, (hereinafter, “PeriNet” or “Target”); and

            SoftNet Technology Corp., a Nevada corporation (hereinafter “SoftNet”).

W I T N E S S E T H

            WHEREAS, subject to the terms and conditions of this Agreement, PeriNet shall merge into, and with, SoftNet with SoftNet being the sole surviving entity; and

            WHEREAS, the Board of Directors of SoftNet deems it desirable and in the best interests of SoftNet and its stockholders that the Target merge into, and with, SoftNet in consideration of the payment to PeriNet of Three Hundred Thousand dollars ($300,000) in cash to be paid in the following manner: (i) $100,000 on the Merger Date; (ii) $100,000 90 days thereafter; and (iii) $100,000 180 days thereafter, and issuance by SoftNet to the individual Members, pro rata, of PeriNet, on an earned out basis, of a maximum of  two million one hundred thousand dollars ($2,100,000) worth of unregistered, restricted, SoftNet Common Stock (the “SoftNet Shares”); and

            WHEREAS, the parties to this Agreement agree to conduct the merger pursuant to IRC 368(A)(1)(a); and

            WHEREAS, SoftNet and PeriNet desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

            WHEREAS, PeriNet and its Members on the one hand and the Board of Directors of SoftNet on the other hand have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

SECTION 1

DEFINITIONS

            1.1       “Agreement”, “PeriNet”, “SoftNet”, “SoftNet Shares”, and “Target”, respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

            1.2       “Merger Date” shall mean 10:00 a.m., local time, September 29, 2006, at the New Jersey offices of SoftNet, the date on which the parties hereto shall close the transactions contemplated herein; however, the parties can change the Merger Date and place of Merger to such other time and place as the parties shall mutually agree, in writing.  As of the Merger Date, all Exhibits to this Agreement shall be complete.

            1.3       “Effective Date” shall mean July 1, 2006.  All adjustments shall be made as of the Effective Date.

            1.4       “1933 Act” shall mean the Securities Act of 1933, as amended.

            1.5       “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

            1.6       “SEC Documents” shall have the meaning defined in Section 3.4 hereof.

            1.7       “Confidential information” shall have the meaning defined in Section 11.1 hereof.

SECTION 2

AGREEMENT FOR THE MERGER INTO SOFTNET

            2.1       Substantive Terms of the Merger.

            PeriNet shall deliver to SoftNet one hundred percent (100%) of all of the assets of the Target. SoftNet shall assume certain liabilities of the Target subject only to the liens and/or encumbrances set forth in this Agreement and/or the Exhibits annexed hereto.

            2.2       Consideration Paid by SoftNet.

            For all of the assets of the Target, SoftNet shall in consideration of the payment to PeriNet of Three Hundred Thousand dollars ($300,000) in cash to be paid in the following manner: (i) $100,000 on the Merger Date; (ii) $100,000 90days thereafter; and (iii) $100,000 180 days thereafter and issuance by SoftNet to the individual Members of PeriNet, pro rata, on an earned out basis, of a maximum of two million one hundred thousand dollars ($2,100,000) worth of unregistered, restricted, SoftNet Common Stock. The SoftNet Shares shall come with “piggy back” registration rights so that in the event SoftNet files a Registration Statement at any time in the future, SoftNet will include the SoftNet Shares in such Registration Statement.  The exact number of shares due at the time of the Merger shall be determined by taking $1,000,000 worth of the SoftNet Shares and dividing that number by the average closing price for the five trading days immediately prior to the Merger.  The exact number of shares due at the close of each calendar quarter shall be determined by taking the earned portion of the SoftNet Shares and dividing that number by the average closing price for the five trading days immediately prior to the close of the calendar quarter. The certificates representing the SoftNet Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws.  The SoftNet Shares shall be validly issued and outstanding, fully paid, and non-assessable.

            The SoftNet Shares shall be earned as follows: (i) $1,000,000 worth of SoftNet Shares at the time of the Merger; and (ii) for each calendar quarter, beginning on the Merger Date, PeriNet shall earn $250,000 worth of SoftNet Shares if the following revenue targets are attained: Q4 2006 - $575,000; Q1 2007 - $735,000; Q2 2007 - $940,000; and Q3 2007 - $1,200,000.  In the event PeriNet revenue is less then the revenue target but is at least 50% of the revenue target, PeriNet shall earn 25% of the $250,000 quarterly maximum earn out.  For each additional 25% of the revenue target which is attained, PeriNet shall earn an additional 25% of the $250,000 quarterly maximum earn out (e.g. if PeriNet attains 75% of the revenue target, PeriNet shall earn 50% of the quarterly maximum).  In the event that the PeriNet revenue exceeds 110% of the revenue target, PeriNet shall earn an additional $25,000 worth of SoftNet Shares for that calendar quarter in which 110% of the revenue target is exceeded.  SoftNet Shares shall be due 60 days following the close of each calendar quarter and in no event sooner than any quarterly required SEC Documents are filed.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF SOFTNET

            SoftNet, in order to induce PeriNet to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants, to PeriNet, to the best of its knowledge, as follows, a breach of which would be deemed a material breach of this Agreement:

            3.1       Organization and Qualification.  SoftNet is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own its property and to carry on its business as it is now being conducted.  SoftNet is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of SoftNet.

            3.2       Authorization and Validity.  SoftNet has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement.  The board of directors and/or stockholders of SoftNet have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement.  Assuming this Agreement has been approved by all action necessary on the part of the Target, this Agreement is a valid and binding agreement of SoftNet.

            3.3       No Defaults.  SoftNet is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended.  SoftNet is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of SoftNet. SoftNet is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of SoftNet.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of SoftNet and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

            3.4       SEC Documents; Financial Statements.  As of the Merger Date, SoftNet has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, together with any amendments or restatements thereto, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of the Merger Date, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the Merger Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the Merger Date, the financial statements of SoftNet included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of SoftNet as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of SoftNet to PeriNet which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.  Neither the SoftNet nor any of its officers, directors, employees or agents has provided PeriNet with any material, non-public information.

            3.5       Absence of Certain Changes.  Since the most recent filing by SoftNet with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of SoftNet. SoftNet has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does SoftNet have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

            3.6       Documents.  The copies of all agreements and other instruments that have been delivered by SoftNet to PeriNet are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

            3.7       Disclosure.  The representations and warranties made by SoftNet herein and in any schedule, statement, certificate, or document furnished or to be furnished by SoftNet to PeriNet pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PERINET

            PeriNet, in order to induce SoftNet to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants, to SoftNet, to the best of his knowledge, as follows, a breach of which would be deemed a material breach of this Agreement:

            4.1       Organization and Qualification.  The Target is a Pennsylvania limited liability company, duly organized, validly existing, and in good standing under the laws of the state of Pennsylvania with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted.  The Target is qualified as a foreign limited liability company and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of the Target.

            4.2       Ownership of the Target’s Membership Unit Interest.  The Target is authorized to issue two classes of Membership Units, one voting and one non-voting.  On the Merger Date, all of the Membership Units (both voting and non-voting) outstanding are, or will be, owned of record, and beneficially, in the following manner: (i) Michael Piscopo (“Piscopo”) 41%; Elizabeth Piscopo 39%; and Matthew Cox 20%. On or before the Merger Date the Target will provide to SoftNet a true copy of the Target’s Operating Agreement, as may be amended, to indicate the ownership interests set forth herein.  None of the Members who hold any Membership Interest in PeriNet have granted any options, warrants, or agreements of any kind relating to any Membership Units of the Target.

            4.3       Authorization and Validity.  PeriNet has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement.  Assuming this Agreement has been approved by all action necessary on the part of the Target, this Agreement is a valid and binding agreement of PeriNet and the Target.

           4.4       The Target’s Financial Statements.

              (a)        The financial statements of the Target (as prepared by the Target) for the past two fiscal years ending 2004 and 2005, and the year to date portion of the current fiscal year ending December 31, 2006 and any notes thereto, fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in owners’ equity, and cash flows of the Target, consistent with the past practices of the Target (collectively, the “Target’s Financial Statements”). PeriNet represents that there have been no material changes to the financial condition of the Target since the time of the year to date portion of the current fiscal year ending December 31, 2006 provided to SoftNet to and including the Merger Date.

               (b)        The Target’s Financial Statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

            4.5       Conduct and Transactions of the Target.  Since inception, the Target has conducted the operations of its business consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers.  Without limiting the foregoing, during such period the Target did not:

              (a)        Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

              (b)        Amend its Articles of Formation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets;

              (e)        Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

              (f)         Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

              (g)        Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.5(g), hereto; or

              (h)        Make any capital expenditures except in the ordinary course of its business.

            4.6       Compensation Due Employees.  As of the Merger Date, the Target will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of the Target that have been performed prior to the Merger Date, except as specified on Exhibit 4.6 hereto.  As of the Merger Date, the Target will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.6 hereto.

            4.7       Union Agreements and Employment Agreements.  The Target is not a party to any union agreement or any organized labor dispute.  The Target has no written or verbal employment agreements with any of its employees, except as listed in Exhibit 4.7 hereto.

            4.8       Contracts and Leases.  Except as listed in Exhibit 4.8 hereto, the Target is not a party to any written or oral leases, commitments, or any other agreements.  On the Merger Date, the Target has paid or performed in all material respects all obligations required to be paid or performed by any of them to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which any of them is a party.

            4.9       Insurance.  All insurance against losses or damages or other risks which are in force for the benefit of the Target are set forth in Exhibit 4.9 hereto.

            4.10     Liabilities.  The Target has no liabilities, except as described in Exhibit 4.10 hereto, which liabilities are also set forth in relevant detail on the Target’s Financial Statements.

            4.11     Proprietary Rights.  The Target owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted.  The conduct of business by the Target does not, to the best of PeriNet’s knowledge, infringe upon the trademarks or copyrights of any third party.

            4.12     Internal Controls.  Since inception,

              (a)        There have been no transactions except in accordance with the general or specific authorization of management of the Target;

              (b)        The Target has devised and maintained systems of internal accounting controls and procedures (the “Internal Controls”) that were designed with the objective of providing reasonable assurance that (1) the Target’s transactions were properly authorized; (2) the Target’s assets were safeguarded against unauthorized or improper use; and (3) the Target’s transactions were properly recorded and reported, (i) to permit the preparation of Target’s Financial Statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

              (c)        The Target’s chief executive officer has evaluated the Target’s Internal Controls, which evaluation included a review of the controls’ objectives and design and the controls’ implementation by the Target and its management.  In the course of the Internal Controls’ evaluation, the Target’s management sought to identify data errors, controls problems, or acts of fraud and to confirm that appropriate corrective action, including process improvements, were being undertaken.  The Internal Controls were also evaluated on an ongoing basis by other personnel in the Target’s organization.  Among other matters, the Target has sought to determine whether there were any “significant deficiencies” or “material weaknesses” in the Internal Controls, or whether the Target had identified any acts of fraud involving personnel who had a significant role in the Internal Controls.  For purposes of this subsection, “significant deficiencies” means “reportable conditions” (control issues that could have a significant adverse effect on the ability to record, process, summarize and report financial data in the financial statements) and “material weakness” means a particularly serious reportable condition where the Internal Controls do not reduce to a relatively low level the risk that misstatements caused by error or fraud may occur in amounts that would be material in relation to the Target’s Financial Statements and not be detected within a timely period by employees in the normal course of performing their assigned functions.  The Target has also sought to deal with other Internal Controls matters in the evaluation thereof, and, in each case if a problem were identified, the Target considered what revision, improvement and/or correction to make in accord with its on-going procedures.

            4.13     Contracts and Agreements.  The Target is not a party to any material contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.13 hereto.

            4.14     Minute Books.  The minute books of the Target contains true, complete, and accurate records of all meetings and other corporate actions of its Members, and true and accurate copies thereof have been delivered to counsel for SoftNet prior to the Merger Date.  The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

            4.15     Litigation.  Except as set forth in Exhibit 4.15, there are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of the Target) pending against or affecting the Target at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of the Target  which seeks to prohibit, restrict, or delay the consummation of the the Merger contemplated hereby.  The Target is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

            4.16     Taxes.  At the Merger Date, all tax returns required to be filed with respect to the operations or assets of the Target prior to Merger Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes.  Except as set forth in Exhibit 4.16, as of the Merger Date, the Target  has not requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes.  The Target’s tax returns are true and complete in all material respects.  No audits by federal or state authorities are currently pending or threatened.

            4.17     No Defaults.  The Target is not in default under or in violation of any provision of its Articles of Formation.  The Target is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of The Target.  The Target is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of the Target.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of the Target and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

            4.18     Documents.  The copies of all agreements and other instruments that have been delivered by PeriNet to SoftNet are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

            4.19     Disclosure.  The representations and warranties made by PeriNet herein and in any schedule, statement, certificate, or document furnished or to be furnished by the Target and/or PeriNet to SoftNet pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

SECTION 5

INVESTIGATION; PRESS RELEASE

            5.1       Investigation.

              (a)        SoftNet acknowledges that it has made an investigation of the Target to confirm, among other things, the assets, liabilities, and status of business of the Target and the cash position, accounts receivable, liabilities, and mortgages.  In the event of termination of this Agreement, SoftNet will deliver to PeriNet all documents, work papers, and other materials and all copies thereof obtained by SoftNet, or on its behalf, from the Target, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from the Target hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to the Target except to the extent the same is publicly disclosed by the Target.

              (b)        PeriNet acknowledges that he has made an investigation of SoftNet, which has included, among other things, the opportunity of discussions with executive officers of SoftNet, and its accountants, investment bankers, and counsel.  In the event of termination of this Agreement, PeriNet will deliver to SoftNet all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from SoftNet, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from SoftNet hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to SoftNet, except to the extent the same is publicly disclosed by SoftNet.

              (c)       Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Merger Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

            5.2       Press Release.  SoftNet and PeriNet shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.

SECTION 6

BROKERAGE

            6.1       Brokers and Finders.  Neither SoftNet nor the Target, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein.  Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder’s fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

SECTION 7

MERGER AGREEMENTS AND POST-MERGER

            7.1       Merger Agreements.  On the Merger Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Merger Date:

              (a)        PeriNet shall have executed and delivered documents to SoftNet sufficient then and there to transfer record and beneficial ownership of the assets of the Target to SoftNet.PeriNet and SoftNet shall have mutually execute an Employment Agreement within 30 days of the merger whereby Michael Piscopo and Matthew Cox will continue to act in their current capacities, and any other capacities mutually agreed to, for a twenty four month period of time and thereafter by mutual agreement for additional twelve month periods of time and to not compete with SoftNet or any of its subsidiaries or affiliates for a period of thirty-six months from the Close.

            7.2       Post-Merger Issuance.  Within five (5) business days of the Merger Date:

              (a)        SoftNet shall have delivered to PeriNet $1,000,000 worth of the SoftNet Shares in the name(s) of the individual Members, pro rata, of PeriNet as set forth in Schedule A attached hereto.  The exact number of shares to be issued shall be determined by taking $1,000,000 and dividing that sum by the average closing price of SoftNet’s common stock for the five day trading period immediately prior to close with adjustments according to the terms described in Section 2.2.

SECTION 8

CONDITIONS UNDER WHICH SOFTNET MAY UNWIND THE MERGER

            SoftNet may terminate this Agreement, and if after the Merger Date may unwind the Merger, if the following conditions are not met:

            8.1       Representations and Warranties.  The representations and warranties of PeriNet contained in this Agreement shall be true and correct in all material respects on and as of the Merger Date, and PeriNet shall have performed in all material respects all of his obligations hereunder theretofore to be performed.

            8.2       Audited Financial Statements.   No later than sixty (60) days following the Merger Date, SoftNet shall have the Target’s Financial Statements audited, under GAAP, for the two (2) years immediately preceding the Merger Date as well as the current fiscal year through September 30, 2006 by an auditing firm which shall be selected by SoftNet. The cost to develop these audited statements shall be borne by SoftNet. In the event that during the audit process it is determined that the Target’s Financial Statements must be restated in any material manner the Merger may, at SoftNet’s sole discretion, be unwound.

            8.3       Other.  The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for the Merger shall be acceptable to Counsel for SoftNet.

            If it is SoftNet’s intent to unwind this Meger, SoftNet must provide written notice of such intention to unwind no later than sixty days following the Merger Date.  In the event the Merger is unwound, all of the compensation paid to PeriNet, or its Members, on account of the Merger shall be returned to SoftNet.

SECTION 9

CONDITIONS PRECEDENT TO PERINET’S OBLIGATIONS TO CLOSE

            The obligation of PeriNet to consummate this Agreement is subject to the satisfaction on or prior to the Merger Date of the following conditions:

            9.1       Representations and Warranties.  The representations and warranties of SoftNet contained in this Agreement shall be true and correct in all material respects on and as of the Merger Date, and SoftNet shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

            9.2       Other.  The joint conditions precedent in Section 10 hereof shall have been satisfied.

SECTION 10

JOINT CONDITIONS PRECEDENT

            The obligations of SoftNet and PeriNet to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Merger Date:

            10.1     Other Agreements.  All of the agreements contemplated by Section 7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Merger Date shall have been duly performed, including, without limitation, completion of all Exhibits to this Agreement.

            10.2     Absence of Litigation.  At the Merger Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.

SECTION 11

CONFIDENTIALITY

            11.1     SoftNet acknowledges that its principals have, and will, acquire information and materials from the Target and knowledge about the technology, business, products, strategies, customers, clients and suppliers of the Target and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of the Target (collectively, such acquired information, materials, and knowledge are the “Confidential Information”).  SoftNet, itself, and on behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

            11.2     The Confidential Information disclosed by the Target to SoftNet shall remain the property of the disclosing party.

            11.3     SoftNet, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by the Target using not less than reasonable care.  SoftNet, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of PeriNet unless or until the Confidential Information is:

              (a)        publicly available or otherwise in the public domain; or

              (b)        rightfully obtained by any third party without restriction; or

              (c)        disclosed by the Target without restriction pursuant to judicial action, or government regulations or other requirements.

            11.4     The obligations of SoftNet under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire upon the sooner of the Merger or one year from the date hereof as to Confidential

Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information.  For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.

SECTION 12

TERMINATION AND WAIVER

            12.1     Termination.  This Agreement may be terminated and abandoned on the Merger Date by:

              (a) the mutual consent in writing of the parties hereto;

              (b)   SoftNet, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Merger Date; and

              (c)    PeriNet, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Merger Date.

If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.

SECTION 13

NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

            13.1     All statements contained in any certificate or other instrument delivered by or on behalf of SoftNet or PeriNet pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party.  All representations and warranties and agreements made by SoftNet or PeriNet in this Agreement or pursuant hereto shall survive the Merger Date hereunder until the expiration of the 12th months following the Merger Date.

SECTION 14

MISCELLANEOUS

            14.1     Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

              to PeriNet:                    PeriNet Technologies, LLC
                                                  Attn: Michael Piscopo
                                                  12 Penns Trail
                                                   Newtown, PA  18940
                                                   Facsimile

              to SoftNet:                   SoftNet Technology Corp.
                                                  Attn: Kevin Holt
                                                  485 Route 1 South
                                                  Building C, 3rd floor
                                                  Iselin, NJ  08830
                                                  Facsimile: (908) 212-1757

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

            14.2     Time of the Essence.  Time shall be of the essence of this Agreement.

            14.3     Costs.  Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

            14.4     Cancellation of Agreement.  In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 9, and 10, or an unwinding under Paragraph 8, neither PeriNet nor SoftNet shall be entitled to any damages, fees, costs, or other consideration.

            14.5     Entire Agreement and Amendment.  This Agreement and documents delivered at the Merger Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto.  This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted.  The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

            14.6     Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

            14.7     Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey.

            14.8     Attorneys’ Fees and Costs.  In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

            14.9     Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

            14.10   Access to Counsel.  Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof.  Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

            14.11   Captions.  The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOFTNET TECHNOLOGY CORP.                           PERINET TECHNOLOGIES, LLC MEMBERS

By:       /s/                                                                      /s/
            Kevin Holt / President                                       Michael Piscopo / Individually

PERINET TECHNOLOGIES, LLC                            /s/  _________________________________
                                                                                    Elizabeth Piscopo / Individually

By:      /s/____________________________              /s/ _________________________________
           Michael Piscopo / Managing Member                Matthew Cox / Individually